                          SCHEDULE 14A
                         (RULE 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

 --------------------------------------------------------------
Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to  240.14a-12

                     BayCorp Holdings, Ltd.
        (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules
          14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount Previously Paid:
2)   Form, Schedule or Registration Statement No.:
3)   Filing Party:
4)   Date Filed:
          -----------------------------------------------

                     BAYCORP HOLDINGS, LTD.
                1 New Hampshire Avenue, Suite 125
                 Portsmouth, New Hampshire 03801

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                   To Be Held on May 17, 2004

To the Stockholders:

     The Annual Meeting of Stockholders of BayCorp Holdings, Ltd. (the "Company") will be held at 1 New Hampshire Avenue, Suite 300, Portsmouth, New Hampshire, on May 17, 2004 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.   To elect a Board of Directors to serve until the next
          Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

     2. To ratify the selection by the Audit Committee of Vitale, Caturano & Company P.C. as the Company's independent auditors for the 2004 fiscal year.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 19, 2004 will be entitled to notice of and to vote at the Meeting.
The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the Meeting.

                              By Order of the Board of Directors,




                              FRANK W. GETMAN JR.
                              President and Chief Executive
                              Officer

Portsmouth, New Hampshire
April 6, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                     BAYCORP HOLDINGS, LTD.
                1 New Hampshire Avenue, Suite 125
                 Portsmouth, New Hampshire 03801

       PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BayCorp Holdings, Ltd. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 17, 2004 and at any adjournment of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company. This proxy statement is first being mailed to stockholders on or about April 6, 2004.

     The Company's Annual Report for the fiscal year ended December 31, 2003 (which consists of the Company's Annual Report on Form 10-K for that year as filed with the Securities and Exchange Commission (the "Commission")) is being mailed to stockholders with the mailing of this notice and proxy statement on or about April 6, 2004. A copy of the Exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 will be furnished to any stockholder upon payment of an appropriate processing fee pursuant to a written request sent to the Secretary, BayCorp Holdings, Ltd., 1 New Hampshire Avenue, Suite 125, Portsmouth, New Hampshire 03801.

Voting Securities and Votes Required

     On March 19, 2004, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 611,697 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Stockholders are entitled to one vote per share.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Abstentions and "broker non-votes" will be considered as present for quorum purposes but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage or a plurality of the votes cast or shares voting on a matter.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required for the ratification of the Audit Committee's selection of Vitale, Caturano & Company P.C. as the Company's independent auditors for the current fiscal year.

BayCorp Holdings, Ltd. as Successor to Great Bay Power
Corporation

     As a result of a corporate restructuring that was effective on January 24, 1997 (the "Restructuring Date"), the Company's principal asset at that date was its 100% equity interest in Great Bay Power Corporation ("Great Bay"). As of the Restructuring Date, Great Bay owned a 12.1% interest in the Seabrook Nuclear Power Station in Seabrook, New Hampshire (the "Seabrook Project"). Great Bay was dissolved on December 31, 2002, following the Company's sale of its interests in the Seabrook Project in November 2002. Unless the context requires otherwise, references in this proxy statement to the Company for events and time periods before the Restructuring Date reflect treatment of the Company as the successor to Great Bay.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information regarding the ownership of the Company's Common Stock as of January 21, 2004 (except as noted) by (i) the only persons known by the Company to own more than five percent of the Company's outstanding shares,
(ii) all directors and director-nominees of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Executive Officers") and
(iv) all directors, nominees and executive officers of the Company as a group.

                                                    Shares of
                                                   Common Stock       Percentage of
                                                   Beneficially        Common Stock
Name and Address of Beneficial Owner                Owned (1)        Outstanding (2)
------------------------------------                ----------          ----------

5% Stockholders

HighBridge/Zwirn Capital Management, LLC             57,500 (3)            7.7%
9 West 57th Street, 27th Floor
New York, New York 10019

Group consisting of:
  Peter M. Collery
  Neil H. Koffler
  SC Fundamental Value Fund, L.P.
  SC Fundamental LLC
  SC Fundamental Value BVI, Ltd.
  SC-BVI Partners
  PMC-BVI, Inc.
  SC Fundamental Value BVI, Inc.
  SC Fundamental LLC Employee Savings
       and Profit Sharing Plan
  (the "SC Fundamental Group")                       56,180 (4)            7.5%
  420 Lexington Avenue, Suite 2601
  New York, New York 10170

Lloyd Miller                                         52,000 (5)            7.0%
4550 Gordon Drive
Naples, Florida 34102

Jonathan Couchman                                    41,700 (6)            5.6%
800 Third Avenue, 31st Floor
New York, New York 10022

Directors, Nominees and Executive Officers
Patrycia T. Barnard . . . . . . . . . . . .           4,400                 *
Anthony M. Callendrello . . . . . . . . . .          41,037 (7)            5.5%
Alexander Ellis III . . . . . . . . . . . .          14,602 (8)            2.0%
Thomas C. Leonard . . . . . . . . . . . . .          10,000 (9)            1.3%
Stanley I. Garnett II . . . . . . . . . . .          12,470 (10)           1.7%
Frank W. Getman Jr. . . . . . . . . . . . .          71,129 (11)           9.6%
James S. Gordon . . . . . . . . . . . . . .          16,268 (12)           2.2%
John A. Tillinghast . . . . . . . . . . . .          31,314 (13)           4.2%

All directors and executive officers as a
Group (8 individuals) . . . . . . . . . . .         201,220 (14)          27.0%



------------------

  *  Less than 1% of the total number of shares outstanding.

(1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares of the Company that the person or entity has the right to acquire within 60 days after January 21, 2004. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2) Number of shares deemed outstanding includes 641,937 shares outstanding as of January 21, 2004, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after January 21, 2004.

(3) The information presented herein is as reported in, and based upon, written information provided by the indicated stockholders to the Company as of February 24, 2004 and
    Schedule 13G/A filed with the Commission on February 13, 2004 by the indicated stockholders. Highbridge/Zwirn Capital Management, LLC, Highbridge Capital Management, LLC, Daniel B. Zwirn, HCM/Z Special Opportunities LLC, Highbridge/Zwirn Special Opportunities Fund, Ltd., and Highbridge/Zwirn Special Opportunities Fund, L.P. (collectively, the "HCM/Z Group") reported beneficial ownership of 57,500 shares, with shared voting and dispositive power as to such shares. Daniel B. Zwirn is the Managing Principal of Highbridge/Zwirn Capital Management, LLC. Highbridge/Zwirn Capital Management, LLC is the Trading Manager of Highbridge/Zwirn Special Opportunities Fund, Ltd. and Highbridge/Zwirn Special Opportunities Fund, L.P. Highbridge Capital Management, LLC is the Trading Manager of HCM/Z Special Opportunities LLC. As of December 31, 2003, Highbridge/Zwirn Special Opportunities Fund, Ltd., HCM/Z Special Opportunities LLC, and Highbridge/Zwirn Special Opportunities Fund, L.P. beneficially owned 7,995, 32,830, and 16,675 shares of the Company's Common Stock respectively. As of February 13, 2004, the HCM/Z Group beneficially owned 57,500 shares of Common Stock.

(4) The information presented is based upon Schedule 13G/A filed with the Commission on April 3, 2003 by the indicated stockholders. Peter M. Collery reported beneficial ownership of 56,180 shares, with sole voting and dispositive power with respect to 239 of such shares and shared voting and dispositive power with respect to 55,941 of such shares. Mr. Collery's 56,180 beneficially owned shares represented 8.7% of the Company's shares outstanding as of May 19, 2003. SC Fundamental Value Fund, L.P. reported beneficial ownership of 25,374 shares, with sole voting and dispositive power as to such shares. SC Fundamental LLC reported beneficial ownership of 25,374 shares, with shared voting and dispositive power as to such shares. SC Fundamental Value BVI, Ltd. reported beneficial ownership of 30,567 shares, with sole voting and dispositive power as to such shares. SC-BVI Partners reported beneficial ownership of 30,567 shares, with shared voting and dispositive power as to such shares. PMC-BVI, Inc. reported beneficial ownership of 30,567 shares, with shared voting and dispositive power as to such shares. SC Fundamental Value BVI, Inc. reported beneficial ownership of 30,567 shares, with shared voting and dispositive power as to such shares. Neil H. Koffler reported beneficial ownership of 55,941 shares, with shared voting and dispositive power as to such shares. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Collectively, these stockholders and other affiliates of Mr. Collery are referred to as the "SC Fundamental Group" or "SC Fundamental Group entities."

(5) The information presented herein is as reported in, and based upon, written information provided by the indicated stockholders to the Company as of February 24, 2004 and a
    Schedule 13G/A filed with the Commission on February 17, 2004 by the indicated stockholders. Lloyd I. Miller, III reported beneficial ownership of 52,000 shares, with sole voting and dispositive power with respect to 28,450 of such shares and shared voting and dispositive power with respect to 23,550 of such shares. Lloyd I. Miller, III shares dispositive and voting power as an investment advisor to the trustee of a certain family trust. Lloyd I. Miller, III has sole dispositive and voting power as the manager of a limited liability company that is the general partner of certain limited partnerships.

(6) The information presented herein is as reported in, and based upon, written information provided by the indicated stockholders to the Company as of February 24, 2004 and a
    Schedule 13G/A filed with the Commission on February 11, 2004 by the indicated stockholders. Couchman Partners, L.P. ("Couchman Partners") reported beneficial ownership of 41,700 shares, with sole voting and dispositive power as to such shares. Couchman Capital LLC ("Couchman Capital") reported beneficial ownership of 41,700 shares, with sole voting and dispositive power as to such shares. Jonathan Couchman reported beneficial ownership of 41,700 shares, with sole voting and dispositive power as to such shares. Jonathan Couchman is the sole member of the Management Board of Couchman Capital, which in turn is the general partner of Couchman Partners. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Collectively, these stockholders and other affiliates of Couchman Partners, L.P. are referred to as the "Couchman Group."

(7) Includes 28,757 shares issuable upon exercise of outstanding stock options granted under the BayCorp Holdings, Ltd. Stock
    Option plan of 1996 (the "1996 Plan") and the BayCorp
    Holdings, Ltd. Stock Option plan of 2001 (the "2001 Plan").

(8) Includes 14,559 shares issuable upon exercise of outstanding stock options granted under the 2001 Plan.

(9) Consists of 10,000 shares issuable upon exercise of outstanding stock options granted under the 2001 Plan.

(10)Consists of 12,470 shares issuable upon exercise of outstanding stock options granted under the 2001 Plan.

(11)Includes 9,824 shares issuable upon exercise of outstanding stock options granted under the 1996 Plan and 2001 Plan.

(12)Includes 13,419 shares issuable upon exercise of outstanding stock options granted under the 2001 Plan.

(13)Includes 13,419 shares issuable upon exercise of outstanding stock options granted under the 2001 Plan.

(14)Includes 102,448 shares issuable upon exercise of outstanding stock options granted under the 1996 Plan and 2001 Plan.

Certain Relationships and Related Transactions

     The Company owns approximately 49.7% of HoustonStreet Exchange, Inc. ("HoustonStreet"), an Internet-based independent crude oil and refined products trading exchange. Frank W. Getman Jr., a Company director and the Company's CEO and President, is an executive officer of HoustonStreet. On March 30, 2001, HoustonStreet raised approximately $2.9 million in additional funding, including $450,000 from the Company, by selling senior secured notes, warrants to purchase HoustonStreet preferred stock and warrants to purchase HoustonStreet common stock (collectively, the "HoustonStreet Series C Units"). In April 2001, BayCorp authorized HoustonStreet to convert BayCorp's $7,000,000 loan made in 2000, along with approximately $1,000,000 in accrued interest and penalties on the note and past due management fees, into $8,000,000 of Series C Units. The loan, accrued interest and receivables from HoustonStreet had been written down by the Company to zero as of December 31, 2000 and as such, the conversion of these amounts into Series C units had no accounting impact on BayCorp. The Company holds a senior secured promissory note from HoustonStreet with a face value of $8,419,842, which is one of a series of notes. These notes bear interest on the outstanding principal from the date issued until the notes are paid in full at prime plus 5%. The largest aggregate outstanding indebtedness of HoustonStreet to the Company since January 2002 has been $10,794,000. As of March 19, 2004, HoustonStreet owed the Company $10,794,000. Accrued interest is payable, at the sole option of the holder, in cash or in warrants to purchase shares of Series C convertible preferred stock. The notes are secured by a first priority security interest in all the assets of HoustonStreet. Upon the exercise of the preferred warrants by the holders of all of the notes, including those issuable for payment of interest due under the notes, the Company would, if it occurs, own approximately 66% of the voting shares of HoustonStreet.

                      ELECTION OF DIRECTORS
                            (Item 1)

     The persons named in the enclosed proxy card (Frank W. Getman Jr. and Anthony M. Callendrello) will vote to elect the six nominees named below as directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect. Each nominee is presently serving as a director. Each nominee has consented to being named in this proxy statement and to serve if elected.

     Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. If for any reason any nominee should become unavailable for election prior to the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable.

     Set forth below are the name and age of each person nominated to serve on the Company's Board of Directors and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director, and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director and director nominee, directly or indirectly, as of January 21, 2004, appears under "Security Ownership of Certain Beneficial Owners and Management."

     Anthony M. Callendrello, 52, has served as a director of the Company since July 2003 and as the Company's Chief Operating Officer since April 2000 and as the Secretary of the Company since May 2000. Mr. Callendrello has over 20 years experience in the nuclear energy industry. With over 16 years at the Seabrook Project, Mr. Callendrello most recently served as the plant's Manager of Environmental, Government and Owner Relations. From 1980 to 1983, Mr. Callendrello was employed with Stone & Webster Engineering Corporation, which provided engineer and architect services to utility and other industries. Mr. Callendrello holds a Master of Engineering-Mechanical degree and a Bachelor of Engineering degree from Stevens Institute of Technology.

      Alexander Ellis, III, 54, has served as a director of the Company since May 2000. Mr. Ellis is a founding member of RockPort Capital Partners, LLC, a private equity fund established in May 2000. Since January 1999, Mr. Ellis has been a member of RockPort Partners, LLC, a merchant banking firm serving the electric and energy industries. Mr. Ellis was a member of Casco Bay Energy Co., LLC and Acadia Bay Energy Company, LLC, developers of electric power generating stations that were sold. Mr. Ellis holds a B.A. in Political Science from Colorado College and an M.B.A. from Yale School of Management.

      Stanley I. Garnett, II, 60, has served as a director of the Company since June 1997. Mr. Garnett is a member of the Management Group of PA Consulting Group ("PA Consulting"), an international management, systems and technology consulting firm. Mr. Garnett was a senior advisor to PHB Hagler Bailly ("PHB"), an economic and management consulting firm, from September 1998 until November 2000 when PA Consulting acquired PHB. Mr. Garnett was an Executive Vice President of Florida Progress Corporation, an electric utility, from April 1997 to August 1998. From March 1996 until March 1997, Mr. Garnett was a senior advisor with Putnam, Hayes & Bartlett, an economic and management consulting firm. From September 1981 until December 1995, he was a senior executive at Allegheny Power System, Inc., an electric utility, serving as the company's chief legal officer and CFO from 1990 until December 1995. Mr. Garnett holds a B.A. in Business Administration from Colby College, an M.B.A. from the Wharton Graduate School of Commerce and Finance, and a J.D. from New York University School of Law.

      Frank W. Getman Jr., 40, has served as Chairman of the Company's Board of Directors since May 2000 and as its President and Chief Executive Officer since May 1998. From September 1996 to May 1998, Mr. Getman was Chief Operating Officer of the Company and Great Bay. Mr. Getman served as Vice President, Secretary and General Counsel of Great Bay from August 1995 to May 1998. From September 1991 to August 1995, Mr. Getman was an attorney with the law firm of Hale and Dorr LLP, Boston, Massachusetts. Mr. Getman is President and a director of HoustonStreet, a crude oil and refined products trading exchange in which BayCorp holds a 49.7% equity interest. Mr. Getman holds J.D. and M.B.A. degrees from Boston College and a B.A. in Political Science from Tufts University.

     James S. Gordon, 50, has served as a director of the Company since May 2001. Mr. Gordon has served as President of Energy Management, Inc., a privately held independent power company, since 1975. Energy Management, Inc. developed seven power plants in New England. Mr. Gordon is the President of Cape Wind Associates, a partnership working to permit, finance and operate an offshore wind farm approximately five miles off the coast of Nantucket, Massachusetts. Mr. Gordon founded the Competitive Power Coalition of New England and formerly served as its Chairman. Mr. Gordon holds a B.S. in Broadcasting and Film from Boston University.

     Thomas C. Leonard, 49, has been a director of the Company since July 2003 and has been a Managing Director in the Financial & Economic Consulting team at Huron Consulting Group LLC ("Huron"), a private consulting firm, since December 2002. Mr. Leonard has over 25 years of experience in providing financial services to global and national organizations. Before joining Huron, Mr. Leonard was a Senior Partner at Arthur Anderson LLP from

1996 through 2002 and served as the Partner-In-Charge of its New England Assurance and Business Advisory practice. Mr. Leonard has worked with the top management, external counsel and board of directors of clients in many industries including high technology, manufacturing and energy companies. Mr. Leonard holds a B.S. in Accounting and Finance from the University of Wisconsin at Madison and is a Certified Public Accountant.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during 2003, its directors, executive officers, and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

Board and Committee Meetings

     The Board of Directors met seventeen times (including by telephone conference and by written consent) during 2003. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     Compensation Committee. The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of the Company and administers and grants stock options pursuant to the Company's 1996 Stock Option Plan, as amended, and the Company's 2001 Non-Statutory Stock Option Plan. The Compensation Committee met in April 2003 to review and consider officer compensation for 2003 and establish compensation policies for 2003. The current members of the Compensation Committee are Messrs. Ellis, Garnett, Gordon and Leonard.

     Audit Committee. The Board of Directors has an Audit Committee that appoints the Company's independent public accountants and reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee met three times during 2003 to review the Company's quarterly unaudited financial results in accordance with Statement of Accounting Standards No. 71, which requires the Audit Committee to review the Company's quarterly unaudited financial statements before they are filed by the Company with the Commission. In addition, the Audit Committee met five times in 2003 to select the Company's independent auditor and to approve the services of certain legal and professional service providers. The Audit Committee also met in February 2004 to review the results of the audit of fiscal year 2003. The current members of the Audit Committee are Messrs. Ellis, Garnett, Gordon and Leonard.

     The Board has determined that Messrs. Garnett and Leonard are "audit committee financial experts," as defined by
Item 401(h) of Regulation S-K, having (A) an understanding of generally accepted accounting principles and financial statements; (B) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (C) experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements (or experience actively supervising one or more persons engaged in such activities); (D) an understanding of internal controls and procedures for financial reporting; and
(E) an understanding of audit committee functions. Each member of the Committee can read and understand fundamental financial statements, including a corporation's balance sheet, income statement and cash flow statement. Each member of the Audit Committee is independent according to SEC standards, and each is therefore qualified to participate on the audit committee. However, Mr. Leonard is not independent according to the heightened American Stock Exchange ("AMEX") standards because he assisted in the review of the Company's audit in 2001 while employed by a former auditor of the Company's financial statements. Nevertheless, the Company's Board of Directors determined that Mr. Leonard's participation as an audit committee financial expert was in the best interests of the Company and its stockholders because of his financial proficiency from experience as a Certified Public Accountant who has audited public companies and because, as of January 1, 2005, he will meet the heightened AMEX independence standards.

     Nominating Committee. The Company does not currently have a designated Nominating Committee. However, the independent directors on the Board of Directors serve the function of a Nominating Committee. All members of the Committee are independent as that term is defined in Section 121 of the Company Guide of the AMEX, on which the Company's shares are listed.

     The independent directors on the Board of Directors identify individuals qualified to become Board members, evaluate and select director nominees for election of directors, consider committee member qualifications and make decisions regarding appointment. The Company does not pay a fee to any third party provider to assist the Board of Directors in identifying potential nominees.

     Due to the size of the Company and its relatively small and largely institutional stockholder base, the independent directors on the Board of Directors have not previously received any recommendations for director candidates from stockholders and have not adopted a formal process for considering director candidates recommended by stockholders. However, the Company's policy is to give due consideration to any and all such candidates. Stockholders wishing to contact the Board of Directors should do so in writing to Anthony M. Callendrello, Secretary at BayCorp Holdings, Ltd., 1 New Hampshire Avenue, Suite 125, Portsmouth, New Hampshire 03801. Communications addressed to the Board of Directors as a whole will be delivered to each board member. Communications addressed to a specific director (or directors) or committee of the Board of Directors will be delivered to the director (or directors or committee) specified.

     In evaluating director nominees, the independent directors on the Board of Directors consider the appropriate size of the Company's Board of Directors, the needs of the Company, the skills and experience of its directors, and familiarity with accounting standards. As of the 120th calendar day prior to the date of the proxy statement, the Board of Directors had not received any recommendations for the nomination of a candidate to the Board of Directors by any stockholder or group of stockholders that at such time held more than 5% of the Company's voting stock for at least one year. The independent directors on the Board of Directors have not adopted a charter for the nominating function and do not believe a charter is necessary in light of the size of the Company.

STOCKHOLDER / BOARD COMMUNICATIONS

     Due to the size of the Company and its relatively small and largely institutional stockholder base, the Company has no formal process for stockholders to send communications to the Board of Directors. The Board is of the view that, and the experience of the Company is that, the nature of the Company's stockholder base and the accessibility of the Company's officers and directors enable stockholders to contact members of the Board as circumstances require.

     Historically, the Company has held board meetings at the time of its annual meetings of stockholders and have formally requested that its directors attend. Six of the seven members of the Board attended the 2003 annual meeting of stockholders.

CODE OF BUSINESS CONDUCT

     In 2003, the Company established a Code of Business Conduct to help its officers, directors and employees comply with the law and maintain the highest standards of ethical conduct. The Code of Business Conduct sets out basic principles and a methodology to help guide all of the Company's officers, directors and employees in the attainment of this goal. A copy of the Company's Code of Business Conduct can be obtained by submitting a written request to Anthony M. Callendrello, Secretary, BayCorp Holdings, Ltd., 1 New Hampshire Avenue, Suite 125, Portsmouth, New Hampshire 03801.

Compensation of Directors

     Employee directors do not receive any compensation for serving on the Board. Non-employee directors receive $2,000 per quarter, plus reasonable expenses. Non-employee directors were also eligible to receive stock option grants in accordance with a formula specified in the Company's 1996 Plan, as amended. The 1996 Plan provided for grants to each director of options to purchase 20,000 shares upon a director's initial election and two subsequent reelections to the Board. The Board amended the Plan to eliminate that automatic grant provision in April 2003. In April 2003, the Company granted each non-employee director options to purchase 10,000 shares pursuant to the Company's 2001 Plan that were exercisable, once vested, at $14.45 per share.

Executive Officers

     Frank W. Getman Jr. has served as Chief Executive Officer and President of the Company since May 1998.

     Anthony M. Callendrello has served as the Company's Chief
Operating Officer since April 2000 and as the Secretary of the Company since May 2000.

     Patrycia T. Barnard has served as Vice President of Finance and Treasurer of the Company since January 2001. Ms. Barnard served as Director of Accounting from May 1996 to 2001 and has served as Treasurer since 1998. Ms. Barnard has over 20 years experience in multi-national, corporate accounting and finance. From 1978 until 1993, Ms. Barnard was employed by BTR, Plc., a conglomerate of highly diversified manufacturing companies, most recently as Assistant Controller for Clarostat Mfg. Co. Inc., a vertically integrated electronic manufacturing company located in Plano, TX and Juarez, Mexico. Ms. Barnard holds an M.B.A and a Masters in Accounting from New Hampshire College. She also holds a B.S. in Business Administration from the University of New Hampshire.

Executive Compensation

     Summary Compensation Table. The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer, the Company's Chief Operating Officer and the Company's Vice President of Finance (together, the "Named Executive Officers"). As of December 31, 2003, the Company did not have any other executive officers.


                            SUMMARY COMPENSATION TABLE
                               Annual Compensation

                                                                             Long-Term
                                                                           Compensation
                                                                              Awards
                                                                            Securities
                                                                            Underlying
                                                                Other      Options/SARs
                                                               Annual         (No. of
Name and Principal                   Salary       Bonus     Compensation      Shares)
Position                     Year    ($)(1)      ($)(1)          ($)            (2)
------------------------     ----     -----      ------       --------     -------------


Frank W. Getman Jr.          2003    131,251         0      2,249,143(3)       60,000
  President and              2002    207,582   756,573(4)           0          70,000
  Chief Executive Officer    2001    169,673   100,000              0          20,000


Anthony M. Callendrello      2003    112,990         0        415,754(5)       25,000
  Chief Operating Officer    2002    158,050   478,287(6)           0          40,000
  and Secretary              2001    136,019    30,000              0          50,000


Patrycia T. Barnard          2003    144,926         0        441,717(7)            0
  Vice President of          2002    158,050    75,000              0          20,000
  Finance                    2001    136,019    30,000              0               0


(1) Amounts shown represent cash compensation earned by the Named Executive Officers for the fiscal years presented.
     Excludes amounts paid by HoustonStreet to Mr. Getman in 2001, 2002 or 2003. See "Employment Agreements." Mr. Getman and Mr. Callendrello each agreed to a reduction in their annual base salary to $100,000 as of May 1, 2003.

(2) The option exercise price is equal to the fair market value of the Common Stock on the date of grant. In addition, in October 2001, the Company granted contingent options to each of the Named Executive

     Officers. The Company granted contingent options to acquire 50,000 shares to Mr. Getman, contingent options to acquire 40,000 shares to Mr. Callendrello and contingent options to acquire 20,000 shares to Ms. Barnard, in each case exercisable, once vested, at $9.05 per share. Each of these options was exercisable upon and only upon the closing of the sale of the Company's interests in the Seabrook Project. In accordance with the rules of the Commission relating to beneficial ownership of options that are contingent on external events, the occurrence of which is uncertain and the timing of which is unknown, the contingent options are excluded in 2001 and included in 2002.

(3) Includes $1,062,807 paid to Mr. Getman for 162,560 stock options surrendered to the Company in the Company's 2003 self-tender offer (the "Tender Offer"). The payment was calculated based on the difference between the Tender Offer price of $14.85 per share and the option strike prices, which ranged from $4.90 per share to $12.22 per share. Includes $1,139,526 in ordinary income recognized upon the exercise of 139,116 non-statutory stock options on February 28, 2003 and $46,810 in ordinary income recognized upon the disqualifying disposition of 10,761 incentive stock options exercised on March 27, 2002 and sold in the Tender Offer on March 18, 2003.

(4) Represents $756,573 paid to Mr. Getman under the Company's incentive compensation program established by the Board for achieving specific objectives and creation of $7,565,731 of incremental value above certain benchmarks established by the Board. See "Employment Agreements - Key Employee Retention and Incentive Plan."

(5) Includes $186,554 paid to Mr. Callendrello for 34,577 stock options surrendered to the Company in the Tender Offer. The payment was calculated based on the difference between the Tender Offer price of $14.85 per share and the option strike prices, which ranged from $8.875 per share to $10.25 per share. Includes $229,200 in ordinary income recognized upon the exercise of 40,000 non-statutory stock options on February 13, 2003.

(6) Represents $378,026 paid to Mr. Callendrello under the Company's incentive compensation program established by the Board for achieving specific objectives and creation of $7,565,731 of incremental value above certain benchmarks established by the Board. The agreement also provided a $100,000 bonus to Mr. Callendrello upon the closing of the sale of the Company's interests in the Seabrook Project. See "Employment Agreements - Key Employee Retention and Incentive Plan."

(7) Includes $116,116 of ordinary income recognized by Ms. Barnard upon the exercise of 20,626 non-statutory stock options on February 19, 2003 and $325,601 of ordinary income recognized upon the disqualifying disposition of 34,974 incentive stock options exercised on February 19, 2003 and sold in the Tender Offer on March 18, 2003.

     Option/SAR Grant Table.   The following table sets forth
certain information regarding options and SARs granted during 2003 by the Company to its executive officers.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                Individual Grants

                                                                             Potential
                                                                             Realizable
                                                                              Value at
                                                                              Assumed
                                        Percent                               Rates of
                                       Of Total                                Stock
                                        Option/                                Price
                           Number        SARs                               Appreciation
                             of         Granted    Exercise                  for Option
                         Securities       to          or                      Term (3)
                         Underlying    Employees     Base     Expira-    -----------------
                         Option/SARs      in         Price      tion
Name                     Granted (1)  Fiscal Year  ($/Sh)(2)    Date      5%         10%
----                     -----------  ----------   --------   -------     --         ---

Frank W. Getman Jr.       60,000(4)      65.2%      $ 14.45   4/28/10   $352,956  $822,537

Anthony M. Callendrello   25,000(4)      27.2%      $ 14.45   4/28/10   $147,065  $342,724




(1) Options granted pursuant to the 1996 Plan and the 2001 Plan. All options granted are non-transferable except by will or the laws of descent or pursuant to a Qualified Domestic Relations Order, in accordance with the terms and conditions of the 1996 Plan and the 2001 Plan and the individual Stock Option Agreements.

(2) The exercise price of the options is equal to the fair market value of the Company's Common Stock on the date of grant. The exercisability of these options is accelerated upon the occurrence of a change in control (as defined in the 1996 Plan and 2001 Plan).

(3) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the dates the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

(4) Options granted on April 28, 2003. Subject to the terms of the Stock Option Agreements, the options vest evenly over two years.

    Option Exercises and Year-End Values.   The following table
sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 2003 by each of the Company's executive officers and the number and value of unexercised options held by each of the these executive officers on December 31, 2003.



               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           Number of
                                                          Securities
                                                          Underlying          Value of
                                                          Unexercised       Unexercised
                                                          Option/SARs       In-the-Money
                                                           at Fiscal        Options/SARs
                                                         Year-End (#)        at Fiscal
                            Shares                                        Year-End ($)(1)
                         Acquired on                     Exercisable/
                           Exercise         Value         Unexercis-        Exercisable/
Name                         (#)         Realized($)         able          Unexercisable
----                     -----------      --------       ------------       ------------


Frank W. Getman Jr.       301,676 (2)  $2,202,332 (2)     9,824/60,000        $8,252/$0

Patrycia T. Barnard        60,000 (3)    $487,212 (3)       $0/$0                $0/$0

Anthony M. Callendrello    74,577 (4)    $415,754 (4)    28,757/41,666      $94,557/$46,831




(1) Based on the fair market value of the Company's Common Stock on December 31, 2003 ($13.06 per share.)

(2) Includes 139,116 options exercised February 28, 2003 and 162,560 options surrendered to the Company in the Tender Offer. Value realized is based on the fair market value of the Company's Common Stock on February 28, 2003 ($14.80 per share) and the Tender Offer price of $14.85 per share.

(3) Includes 39,374 incentive stock options and 20,626 non-statutory stock options exercised February 19, 2003. Value realized is based on the fair market value of the Company's Common Stock on February 19, 2003 ($14.79 per share.)

(4) Includes 40,000 non-statutory stock options exercised February 13, 2003 and 34,577 stock options surrendered to the Company in the Tender Offer. Value realized is based on the fair market value of the Company's Common Stock on February 13, 2003 ($14.78 per share) and the Tender Offer price of $14.85 per share.

Employment Agreements

    On May 25, 2000, the Company entered into an employment agreement with Frank W. Getman Jr. (the "Getman Employment
Agreement") pursuant to which Mr. Getman agreed to serve as the Company's Chairman, President and Chief

Executive Officer through July 31, 2003. The Getman Employment Agreement provided for an annual salary of $200,000 as of May 25, 2002. Mr. Getman agreed to a reduction in salary as of May 1, 2003 to $100,000 in view of the Company's change in business operations and assets as a result of the sale of the Seabrook Project in November 2002 and distribution of cash through the tender offer and repurchase of shares in March 2003. Separately, on May 5, 1998, the Company loaned Mr. Getman $25,000 to purchase shares of the Company's Common Stock. In accordance with the terms of this loan, the Company forgave $12,500 of the loan on each of May 5, 1999 and May 5, 2000.

    On September 1, 2000, HoustonStreet entered into an employment agreement with Mr. Getman (the "Getman/HSE Employment Agreement") pursuant to which Mr. Getman agreed to serve as HoustonStreet's President and Chief Executive Officer through August 31, 2003. Under the Getman/HSE Employment Agreement, Mr. Getman earned $165,577 in salary in 2001, $199,083 in 2002 and $169,948 in 2003. Other terms of the Getman/HSE Employment Agreement were substantially similar to the terms of Mr. Getman's employment agreement with BayCorp. There is no current employment agreement in place with Mr. Getman. The Board of Directors of HoustonStreet has provided that in the event that HoustonStreet is sold on or before March 1, 2005, Mr. Getman will receive additional compensation based upon the sale price.

    Key Employee Retention and Incentive Plan. In October 2001, the Board approved its Compensation Committee's recommendation that the Board adopt a Key Employee Retention and Incentive Plan (the "Retention and Incentive Plan"). The purpose of the Retention and Incentive Plan was to accomplish the sale of the Company's interests in the Seabrook Project, maximize the results to the Company of that sale, and retain key employees through the successful completion of the Seabrook Project sale and thereafter if desired by the Board. Under the Retention and Incentive Plan, the officers, directors, and key employees received stock options and officers and key employees received other incentives under Retention and Incentive Agreements. Pursuant to such Retention and Incentive Agreements officers and key employees have received cash payments based upon the achievement of particular objectives that created incremental value for the Company and have the ability to receive additional cash payments based on the incremental value created.

    On November 21, 2001, the Company entered into a Retention and Incentive Agreement with Patrycia T. Barnard, the Company's Vice President of Finance and Treasurer. The agreement provides that in the event that Ms. Barnard continues to be an employee of the Company through final liquidation of substantially all of the assets of the Company and the approval of a plan of distribution of the Company's assets net liabilities to its stockholders, the Company will pay to Ms. Barnard bonus compensation in an amount equivalent to one year of Ms. Barnard's salary at the time of any such liquidation and distribution, or approximately $145,000.

    On November 30, 2001, the Company entered into a Retention and Incentive Agreement with Anthony M. Callendrello, the Company's Chief Operating Officer. The agreement provides a six-month severance payment (approximately $73,000) to Mr. Callendrello that is payable upon and only upon a final liquidation of substantially all of the assets of the Company and the approval of a plan of distribution of the Company's assets net liabilities to its stockholders. In addition, the agreement establishes goals and financial incentives for achieving certain specific objectives that created incremental value for the Company and addresses constructive termination issues. The agreement provided a $100,000 bonus to Mr. Callendrello upon the closing of the sale of the Company's interests in the Seabrook Project. The Board based the financial incentives on a concept of sharing incremental value created by employees above certain benchmarks set by the Board. The potential incentive payment will be calculated as (i) five percent of the savings from the reduction of certain identified liabilities, and (ii) one percent of the incremental value realized from identified assets, such that Mr. Callendrello will benefit only in the event of demonstrable financial benefit to the Company. None of the incentive payments were to be made unless and until the closing of the Seabrook Project sale and unless Mr. Callendrello continued as an employee through that date. Total incentive payments of $378,286 were made to Mr. Callendrello in 2002, as a result of $7,565,731 of increased value to the Company, and additional incentive payments may be made under the Retention and Incentive Agreement at such time as further savings and assets can be determined.

    On December 5, 2001, the Company entered into a similar Retention and Incentive Agreement with Frank W. Getman Jr., the Company's President and Chief Executive Officer, which established goals and financial incentives for achieving certain specific objectives that created incremental value for the Company. The Board based the financial incentives on a concept of sharing incremental value created by employees above certain benchmarks set by the Board. The potential incentive payment is calculated as (i) ten percent of the savings from the reduction of certain identified liabilities, and (ii) two percent of the incremental value realized from identified assets, such that Mr. Getman will benefit only in the event of demonstrable financial benefit to the Company. None of the incentive payments were to be made unless and until the closing of the Seabrook sale and unless Mr. Getman continued as an employee through that date. Total incentive payments of $756,573 were made to Mr. Getman in 2002, as a result of $7,565,731 of increased value to the Company, and additional incentive payments may be made under the Retention and Incentive Agreement at such time as further savings and assets
can be determined.   Mr. Getman's agreement does not contain a
retention bonus component or any constructive termination provisions.

Report of the Compensation Committee

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers. As of December 31, 2003, the Company had three executive officers: its President/Chief Executive Officer, its Chief Operating Officer/Secretary and its Vice President of Finance/Treasurer. The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. Base salary and benefits are intended to adequately reward officers and employees for capable performance within their respective job descriptions, consistent with keeping the Company competitive within the industry and market areas. Stock options granted under the 1996 Plan and the 2001 Plan are a key component of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock. In addition, the Committee may determine that the executive officers should be rewarded based on the achievement of financial objectives that create incremental value for the Company. The Retention and Incentive Plan and Agreements described immediately above and the Contingent Options discussed in Note 2 to the "Summary Compensation Table" were intended to result in and reward executives' accomplishments of identified objectives that would financially benefit the Company.

     Chief Executive Officer Compensation. The Compensation Committee employed the general executive compensation objectives described above in establishing Mr. Getman's base salary, incentive compensation arrangements and option grants in 2003.
As described under "Employment Agreements," the Getman Employment Agreement terminated July 31, 2003. Mr. Getman's annual base salary was set at $100,000 as of May 1, 2003.

     Effect of Section 162(m) on Deductibility. Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to its chief executive officer and each of its four other most highly compensated executive officers.
Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions to Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to
Section 162(m). In any event, there can be no assurance that compensation attributable to stock options granted under the 1996 Plan or the 2001 Plan will be exempt from Section 162(m).

                              Compensation Committee
                              -----------------------

                              Alexander Ellis III
                              Stanley I. Garnett, II
                              James S. Gordon
                              Thomas C. Leonard

Compensation Committee Interlocks and Insider Participation

     The current members of the Company's Compensation Committee are Messrs. Ellis, Garnett, Gordon and Leonard. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee meets with the Company's independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee met three times during 2003 to review the Company's unaudited quarterly financial results in accordance with Statement of Accounting Standards No. 71 and to consider other matters including the selection of independent auditors. In addition, the Audit Committee met five additional times in 2003 to select the Company's independent auditor and to approve the services of certain legal and professional services. The Audit Committee met in February 2004 to review the results of the audit of fiscal year 2003 and to consider other matters.

     The current members of the Audit Committee are Messrs. Ellis, Garnett, Gordon and Leonard. Messrs. Ellis, Garnett and Gordon are independent as that term is defined in Section 121 of the AMEX Company Guide of the American Stock Exchange, where the Company's shares are listed. Under the AMEX independence standards, a director is not considered independent for audit committee purposes if he was employed by the firm that audits the Company's financials, or a former auditor, and worked on the audit engagement for any of the past three fiscal years. Mr. Leonard is independent according to SEC standards and is therefore qualified to participate on the audit committee. However, Mr. Leonard is not independent according to the heightened AMEX standards because he assisted in the review of the audit of the Company's 2001 financial statements while employed by a former auditor. Nevertheless, the Company's Board of Directors determined that Mr. Leonard's membership on the Audit Committee was in the best interests of the Company and its stockholders because of his financial proficiency from experience as a Certified Public Accountant who has audited public companies and because, as of January 1, 2005, he will meet the heightened AMEX independence standards.

     Pursuant to the AMEX listing requirements, the Audit
Committee operates under a written charter approved by the Board of Directors. The full text of the Audit Committee's revised charter is attached to this proxy statement as Annex A.

     In fulfilling its oversight responsibilities regarding the Company's financial statements for the year ended December 31, 2003, the Audit Committee reviewed with management the audited financial statements included in the Company's 2003 Annual Report. This review included a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors their judgments as to the quality, and not just the acceptability, of the Company's accounting principles and other matters required for discussion under Statement of Accounting
Standards No. 61.

     The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1. Further, the
Audit Committee discussed with the independent auditors the auditors' independence from management and the Company.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors, and the Board approved, that the Company's audited financial statements for the year ended December 31, 2003 be included in the Annual Report on Form 10-K as filed with the Commission. In addition, the Audit Committee selected Vitale, Caturano & Company P.C. as the Company's independent public accountants for the Company's 2004 fiscal year.

                              Audit Committee
                              -----------------

                              Alexander Ellis III
                              Stanley I. Garnett, II
                              James S. Gordon
                              Thomas C. Leonard

Matters Relating to the Independent Auditors

     Dismissal of Arthur Andersen LLP; Engagement of Deloitte & Touche LLP. The Company engaged Deloitte & Touche LLP as the Company's independent public accountants for the 2002 fiscal year, and dismissed Arthur Andersen LLP ("Andersen"), which served as the Company's independent public accountants for the 2000 and 2001 fiscal years. The decision to change accountants was recommended by the Company's Audit Committee and approved by the Company's Board of Directors. The audit reports issued by Andersen on the consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During each of the years ended December 31, 2001 and 2000, and during the subsequent interim period through July 25, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such periods.

     Resignation of Deloitte & Touche LLP; Engagement of Vitale, Caturano & Company P.C. On January 9, 2003, Deloitte & Touche LLP ("Deloitte") notified the Company that Deloitte resigned as the Company's independent auditor. Deloitte had been engaged as the Company's independent public accountants since July 25, 2002. On January 14, 2003, the Company engaged Vitale, Caturano & Company P.C. ("Vitale") as the Company's independent public accountants to conduct the audit for the Company's 2002 fiscal year and a re-audit for the 2001 and 2000 fiscal years. The reasons for the change in accountants are explained below.

     In September 2002, the Commission notified the Company that it planned to conduct a routine review of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 Annual Report") and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. During the review process, the Company received and responded to comments made by Commission staff ("Staff") about those reports. The Commission and the Company agreed to certain adjustments that the Company would make to its 2001 Annual Report in response to Staff's comments. The Company had to then file a Form 10-K/A containing amendments (the "Amendments") to its 2001 Annual Report after the Company's independent auditors completed an audit of the restated financial statements for 2001 and 2000 and issued their opinion that was to be included in the Form 10-K/A.

     On November 15, 2002, the Company announced its intention to commence an issuer tender offer for its own shares (the "Tender Offer") in January 2003. The Company determined that it was in the Company's best interests that the Amendments be filed before the Company commenced the Tender Offer. The Company's goal was to commence the Tender Offer as soon as possible. However, Deloitte informed the Company that because of the significance to the Company of its interest in the Seabrook Project in 2000 and 2001, Deloitte would not be willing to report on an audit of the Company's 2002 financial statements unless the re-audits for 2000 and 2001 were conducted in a manner that placed no reliance on the 2000 and 2001 audit reports on Seabrook's financial statements issued by Arthur Andersen. Moreover, Deloitte indicated that it would be unable to complete its audit of the Company's 2002 financial statements and re-audit of 2001 and 2000 within a time frame that would allow the Company to commence the Tender Offer before March 2003. None of the Commission's comments related to the Company's reporting of Seabrook financial information. A partner at Vitale was the concurring partner at Arthur Andersen for the Seabrook audit for the periods covered by the Amendments. This partner has also been involved with the Company's audits since 1994. Because of that partner's experience with audits of the Company and of Seabrook, Vitale undertook to conduct the re-audits of the Company for 2001 and 2000 in a time frame that would allow the Company to commence the Tender Offer as planned. In addition, the cost to the Company would be substantially reduced based on estimates received from both firms.

     Deloitte's resignation followed the Company's discussion with Deloitte of its intention to dismiss Deloitte as the Company's auditor. The Chair of the Company's Audit Committee discussed this matter with Deloitte and the Company authorized Deloitte to respond fully to inquiries of Vitale concerning this matter. Deloitte had been engaged by the Company since July 2002 and had not issued a report on any of the Company's financial statements and, therefore, there has been no report containing an adverse opinion or disclaimer of opinion, or a report that was qualified or modified as to uncertainty, audit scope, or accounting principles. There have been no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for any period.

     The Company believed that the change in accountants was in the best interests of the Company and its stockholders. The decision to engage Vitale was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

     Audit Fees. The aggregate fees billed by Vitale for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2003, and for the reviews of the Company's consolidated financial statements included in its Quarterly Reports on Form 10-Q for that year was $30,000.

     Financial Information Systems Design and Implementation
Fees. During 2003, Vitale did not perform any services for the Company relating to the design or implementation of the Company's financial information systems.

     All Other Fees. During 2003, Vitale billed $30,000 in aggregate fees for non-audit services rendered related to assistance with due diligence on two prospective acquisitions. The Audit Committee of the Board of Directors considered whether providing these non-audit services was compatible with maintaining Vitale's independence. The Audit Committee determined that Vitale's objectivity in performing the Company's audits were not impaired by the provision of non-audit services by Vitale, particularly in light of the relationship between Vitale's non-audit services and Vitale's annual revenues.

Stock Performance Graph

     The following graph compares cumulative total stockholder return on the Company's Common Stock with the cumulative total return for the S&P 500 Stock Index and the Philadelphia Stock Exchange Utility Index. This graph assumes the investment of $100 on December 31, 1998 in the Company's Common Stock, the S&P 500 Stock Index and UTY Philadelphia Stock Exchange Utility Index and assumes dividends are reinvested. Measurement points are at December 31, 1998, December 31, 1999, December 29, 2000, December 31, 2001, December 31, 2002 and December 31, 2003.

                          Comparative Total Returns(1)
                BayCorp Holdings, Ltd. S&P 500, UTY Utility Index
                 (Performance results through December 31, 2003)

                               [PERFORMANCE GRAPH]


  ---------------------------------------------------------------------------------------
                    12/31/1998  12/31/1999  12/31/2000   12/31/2001  12/31/2002  12/31/2003
  ---------------------------------------------------------------------------------------
BayCorp Holdings,
   Ltd.               100.00     276.86       189.43       268.57      421.14     373.14
S&P 500               100.00     121.04       110.02        96.94       75.52      97.18
UTY Index             100.00      79.49       112.25        94.26       70.92      84.78



(1) Assumes $100 invested at the close of trading on December
    31, 1998 in the Common Stock of the Company, the S&P 500, and the UTY Utility Index. Cumulative total return assumes reinvestment of dividends.


        RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                            (Item 2)

     The Audit Committee has selected the firm of Vitale, Caturano & Company P.C. ("Vitale"), independent public accountants, as accountants of the Company for the fiscal year ending December 31, 2004. Although stockholder approval of the Audit Committee's selection of Vitale is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Audit Committee will reconsider its selection of Vitale.

     A representative of Vitale is expected to be present at the Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

                          OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Deadline for Submission of Stockholder Proposals for the 2005
Annual Meeting


     Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal office in Portsmouth, New Hampshire no later than December 7, 2004 for inclusion in the proxy statement for that meeting. Pursuant to Rule 14a-4 under the Exchange Act, if a stockholder notifies the Company after February 20, 2005 of an intent to present a proposal at the Company's 2005 Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in the Company's proxy materials.

                      By Order of the Board of Directors,




                      FRANK W. GETMAN JR.
                      President and Chief Executive Officer

April 6, 2004


     THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY.

                                                          Annex A

                     BAYCORP HOLDINGS, LTD.

    CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The responsibilities of the Board of Directors of BayCorp Holdings, Ltd. include oversight of the Company's systems of internal control, preparation and presentation of financial reports and compliance with applicable laws, regulations and Company policies. Through this Charter, the Board delegates certain responsibilities to the Audit Committee to assist the Board in the fulfillment of its duties to the Company and its shareholders. As more fully set forth below, the purpose of the Committee is to assist the Board in its oversight of:

     -    the integrity of the Company's financial statements;
     - the Company's compliance with legal and regulatory requirements;
     - the qualifications and independence of the Company's independent auditors; and
     -    the performance of the Company's independent auditors.

     Authority. The Committee shall be given the resources and assistance necessary to discharge its responsibilities, including appropriate funding, as determined by the Committee, unrestricted access to Company personnel and documents and the Company's independent auditors. The Committee shall also have authority, with notice to the Chairman of the Board to engage outside legal, accounting and other advisors as it deems necessary or appropriate.

     Membership. The Committee shall consist of three or more directors, who shall be appointed annually and subject to removal at any time, by the Board of Directors. Each Committee member shall meet the independence requirements established by rules of the Securities and Exchange Commission and listing standards of the American Stock Exchange, subject to exceptions in limited circumstances as provided in such rules and standards.

     All Committee members shall be financially literate, having a basic understanding of financial controls and reporting. At least one Committee member shall also have accounting or related financial management expertise, including at a minimum the expertise required by rules of the Securities and Exchange Commission and listing standards of the American Stock Exchange.

     No member of the Audit Committee shall receive directly or indirectly any compensation from the Company other than his or her Directors' fees and benefits.

     Procedures. The Committee shall meet at least four times a year and may call special meetings as required. Meetings may be called by the Chair of the Committee or the Chairman of the Board. The presence in person or by telephone of a majority of the members shall constitute a quorum. Meetings may be held at any time, any place and in any manner permitted by applicable law and the Company's Bylaws. Minutes of the Committee's meetings shall be kept. To the extent practicable, the meeting agenda, draft minutes from the prior meeting and supporting materials shall be provided to Committee members prior to each meeting to allow time for review. The Committee shall have authority to create and delegate specific tasks to such standing or ad hoc subcommittees as it may determine to be necessary or appropriate for the discharge of its responsibilities. The results of the meetings shall be reported regularly to the full Board.

     Responsibilities. The Company's executive management bears primary responsibility for the Company's financial and other reporting, for establishing the system of internal controls and for ensuring compliance with laws, regulations and Company policies. The Committee's responsibilities and related key processes are described below. From time to time, the Committee may take on additional responsibilities, at the request of the Board.

          (a) Financial Reporting. The Committee shall monitor the preparation by management of the Company's quarterly and annual external financial reports. In carrying out this responsibility, the Committee shall:

          - review with management the significant financial reporting issues, judgments and estimates used in developing the financial reports, including analyses of the effects of alternative GAAP methods on the financial statements;
          - review the accounting and reporting treatment of significant transactions outside the Company's ordinary operations;
          - review with management and the Company's independent auditors significant changes to the Company's accounting principles or their application as reflected in the financial reports;
          - review with management and the Company's independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;
          - meet periodically with the Company's independent auditors (in private, as appropriate) (a) to review their reasoning in accepting or questioning significant decisions made by management in preparing the financial reports; (b) to review any audit problems or difficulties and management's response; (c) to review any outstanding disagreements with management that would cause them to issue a non-standard report on the Company's financial statements; (d) to examine the appropriateness of the Company's accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed;
               (e) to determine if any restrictions have been placed by management on the scope of their audit, and (f) to discuss any other matters the Committee deems appropriate;

          - meet periodically in private with the Company's management;
          - review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies and discuss their appropriateness with management and the Company's independent auditors, paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information; and
          - review draft quarterly and annual financial statements and discuss their appropriateness with management and the Company's independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          (b) Relationship with Independent Auditors. The Committee shall bear primary responsibility for overseeing the Company's relationship with its independent auditors. In carrying out this responsibility, the Committee shall:

          - be directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors, in consultation with the full Board;
          - review the scope and extent of audit services to be provided;
          - review the overall audit plan, including the risk factors considered in determining the audit scope;
          - review the independent auditors' annual letter pursuant to Independence Standards Board Standard No. 1, outlining all relationships that may impact their independence;
          - Review with the independent auditors the extent of non-audit services provided and related fees, and pre-approve any non-audit relationships;
          - determine whether the Committee believes the outside auditors are independent;
          - review the responsiveness of the outside auditors of the Company's needs;
          - at least annually, obtain and review a report by the Company's independent auditors describing the independent auditor firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company;
          - at least annually, evaluate the auditors' qualifications, performance and independence and present its conclusion with respect to the auditors to the Board of Directors;

          - resolve any disagreements between management and the auditors regarding financial reporting; and
          - set clear hiring policies for employees or former employees of the Company's independent auditors.

          (c) Internal Control. The Committee shall have responsibility for overseeing that management has implemented an effective system of internal control that helps promote the reliability of financial and operating information and compliance with applicable laws, regulations and Company policies, including those related to risk management, ethics and conflicts of interest. In carrying out this responsibility, the Committee shall:

          - inquire of management, management auditors and the Company's independent auditors concerning any deficiencies in the Company's policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review any special audit steps adopted in light of any material control deficiencies and the timeliness and reasonableness of proposed corrective actions;
          - review significant management audit findings and recommendations, and management's responses thereto;
          - meet periodically with management auditors in private session (without the participation of management or the independent auditors);
          - review management's responses to recommendations for improving internal controls in the independent auditors' management letters;
          - review the Company's policies and practices with respect to risk assessment and risk management;
          - review the Company's policies and practices related to compliance with laws, ethical conduct and conflicts of interest;
          - review significant cases of conflicts of interest, misconduct or fraud;
          - review significant issues between the Company and regulatory agencies; and
          - review as appropriate material litigation involving the Company.

          (d) Receipt of Complaints. The Committee shall establish procedures for:

          - the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters; and
          - the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

          (e) Preparation of Reports. The Committee shall prepare and approve the Committee's report included in the proxy statement for the Company's annual meeting of shareholders, and such other reports as may from time to time be necessary or appropriate.

     Annual Performance Review. The Committee shall conduct an annual evaluation of its performance in carrying out its responsibilities hereunder.

                     BAYCORP HOLDINGS, LTD.

          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD MAY 17, 2004
            THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF THE
      COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE TO
             AMERICAN STOCK TRANSFER & TRUST COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Frank W. Getman Jr. and Anthony M. Callendrello, and each of them, attorney (with full power of substitution) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of BAYCORP HOLDINGS, LTD. (the "Company") to be held at 1 New Hampshire Avenue, Suite 300, Portsmouth, New Hampshire on May 17, 2004, at 10:00 a.m., Eastern Time, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon.

In their discretion, the proxies are authorized to vote upon such other matters as they may properly come before the meeting or any adjournment thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal, this proxy will be voted for such proposal. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE
URGED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY IN THE
ACCOMPANYING ENVELOPE.

          (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                      -----------
                                                      SEE REVERSE
                                                             SIDE
                                                      -----------

          [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1. To elect the following Directors

          FOR       WITHHELD
          [  ]      [  ]

NOMINEES: Anthony M. Callendrello, Alexander Ellis III, Stanley
I. Garnett, II, Frank W. Getman Jr., James S. Gordon, Thomas C.
Leonard

For, except withheld from the following nominees(s):

-----------------------------------------------------------------


2. To ratify the selection by the Audit Committee of Vitale, Caturano & Company P.C. as the Company's independent auditors for the 2004 fiscal year.

          FOR       AGAINST        ABSTAIN
          [  ]      [  ]           [  ]


Mark box at right if you plan to attend the meeting.        [  ]

Mark box at right if comments or address change have been noted on the reverse side of this card. [ ]


STOCKHOLDER                                DATE
           ------------------------------        ----------------

CO-HOLDER (IF ANY)
                  -----------------------------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.